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                                                                    Exhibit 23.3

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Stockholders
TCI Communications, Inc.:

We consent to the incorporation by reference in the Registration Statement
(No. 33-63139) on Form S-3 of Tele-Communications, Inc. and TCI Communications, Inc. of our report, dated March 18, 1996, relating to the consolidated balance sheets of TCI Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which reports appear in the December 31, 1995 Annual Report on Form 10-K of TCI Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.

                             /s/ KPMG Peat Marwick LLP
                             -------------------------------------------------
                             KPMG Peat Marwick LLP

Denver, Colorado
September 6, 1996